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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2005

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2005, Advance Auto Parts, Inc. (“the Company”), announced the hiring of Michael O. Moore as its Executive Vice President and Chief Financial Officer. He will commence employment on December 15, 2005. Additionally, Mr. Moore is expected to be appointed as an executive officer of the Company and designated as the Company’s principal financial officer by the Company’s board of directors at its December 16, 2005 meeting.

The Company’s Compensation Committee approved the terms of Mr. Moore’s employment arrangement. Under the terms of his employment arrangement, Mr. Moore is entitled to receive an annual salary of $375,000. Mr. Moore will also receive a one-time bonus of $266,000 payable at the end of the first quarter of 2006 and is eligible to participate in the Company’s annual incentive bonus plan for fiscal year 2006 with a bonus potential of 60% of base salary (assuming all financial targets as specified in the bonus plan are met) not to exceed approximately 66% of base salary if financial targets are exceeded, subject to further change by the Compensation Committee. Mr. Moore is eligible to participate in the Company’s other compensation and benefit programs that are available to the Company’s senior executive management team. On December 19, 2005, Mr. Moore will receive options to purchase 45,000 shares of the Company’s common stock at a price equal to the closing price of the common stock on the date of grant. The options will vest in three equal annual installments beginning one year from the date of grant.

Additional terms of Mr. Moore’s employment arrangements are set forth in Exhibit 10.41 of this current report on Form 8-K.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On December 8, 2005, the Company announced the hiring of Michael O. Moore as its Executive Vice President and Chief Financial Officer. He will commence employment on December 15, 2005. Additionally, Mr. Moore is expected to be designated as the Company’s principal financial officer by the Company’s board of directors at its December 16, 2005 meeting.

Mr. Moore, 55, comes to the Company from The Cato Corporation, a specialty retailer of women’s apparel and accessories, where he has served as Executive Vice President, Chief Financial Officer, and Secretary since August 1998 and as a director since 2002. Previously, Mr. Moore served as Vice President, Chief Financial Officer for Party Experience from 1997 to 1998, Executive Vice President, Chief Financial Officer of David’s Bridal from 1994 to 1997, and was employed by Bloomingdales from 1984 to 1994, serving as Senior Vice President, Chief Financial Officer from 1990 to 1994.

See Item 1.01 above for a description of the terms of Mr. Moore’s employment arrangement. There are no arrangements or understandings between Mr. Moore and any other person(s) pursuant to which he was selected as an officer. In addition, there are no family relationships between Mr. Moore and any director or any other executive officer of the Company.

Item 7.01. Regulation FD Disclosure.

On December 8, 2005, the Company issued a press release announcing the hiring of Michael O. Moore as Executive Vice President and Chief Financial Officer. The press release is attached as Exhibit 99.1 and incorporated by reference herein.

  Note: The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number

10.41	Summary of Compensation Arrangements for Mr. Moore.

99.1	Press release, dated December 8, 2005, issued by Advance Auto Parts, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: December 8, 2005	/s/ Michael N. Coppola
(Signature)*
Michael N. Coppola
President and Chief Executive Officer

* Print name and title of the signing officer under his signature.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.41	Summary of Compensation Arrangements for Mr. Moore.

99.1	Press release, dated December 8, 2005, issued by Advance Auto Parts, Inc.